EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-153379, 333-78699, 333-81475, 333-75951, 333-140861 and 333-161347) and Form S-8 (No. 333-100214) of AMB Property, L.P. of our report dated February 19, 2010 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, our report dated February 11, 2010 relating to the financial statements of AMB Japan Fund I, L.P., our report dated February 12, 2009, except for Note 11 as to which the date is February 11, 2010 relating to the financial statements of AMB Institutional Alliance Fund III, L.P., our report dated February 12, 2009, except for Note 10 as to which the date is February 11, 2010 relating to the financial statements of AMB-SGP Mexico, LLC, and our report dated February 27, 2008, except with respect to Note 17 as to which the date is February 19, 2010 relating to the financial statements of AMB Europe Fund I, FCP-FIS, which appear in this Form 10-K.
/s/PricewaterhouseCoopers LLP
San Francisco, California
February 19, 2010